Exhibit 10.46

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

GUARANTEED PURCHASE AGREEMENT

This Guaranteed Purchase Agreement (the “Agreement”) is entered into as of this 22nd day of December, 2014, by and between Nelnet, Inc., a Nebraska corporation (“Nelnet”) and Union Bank and Trust Company, a Nebraska state banking corporation (“Union Bank”).

WITNESSETH:

WHERAS, Union Bank makes or acquires private student loans funding the costs of education at post-secondary institutions and/or for professional certifications, which are originated and serviced by Nelnet Servicing, LLC, d/b/a Firstmark on behalf of Union Bank and which are the result of marketing efforts of Nelnet Consumer Finance, Inc. (“Student Loans”) from time to time;

WHEREAS, Union Bank wishes to enter into this Guaranteed Purchase Agreement in order to arrange for a guaranteed purchase by Nelnet or its designee of Student Loans to assure that Union Bank will be able to meet its liquidity desires from time to time and in order to sell Student Loans in accordance with the call option granted to Nelnet herein;

WHEREAS, Nelnet is willing to agree to purchase or arrange for the purchase, from time to time, of Student Loans held by or on behalf of Union Bank upon the terms and conditions herein specified;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.    Commitment to Purchase. During the term of this Agreement, Nelnet does hereby irrevocably agree to purchase or arrange for a designee to purchase from Union Bank, or the designee of Union Bank, Student Loans at a purchase price equal to [*****]% of the principal balance thereof, plus [*****]% of the accrued interest thereon (the “Purchase Price”) upon presentation of a request for purchase by Union Bank in the manner provided herein. Except with respect to Student Loans with a fixed rate of interest, this commitment to purchase shall involve no portfolio sale with a Purchase Price, in the aggregate, of less than $[*****] million. This commitment to purchase shall apply only to those Student Loans which have either (i) a variable interest rate and which have been held by Union Bank at least [*****] months following full disbursement thereof, or (ii) a fixed interest rate and which have been held by Union Bank at least [*****] days following full disbursement thereof (collectively “Eligible Loans”).

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

2.    Commitment to Sell. During the term of this Agreement, Union Bank does hereby irrevocably agree to sell to Nelnet or Nelnet’s designee, Eligible Loans at the Purchase Price upon presentation of a request for sale by Nelnet in the manner provided herein. This commitment to sell shall apply only to Eligible Loans.

3.    Procedures for Purchase or Sale. (a) Demand for Purchase or Sale. Union Bank may make a request or requests that Nelnet purchase such Student Loans, and Nelnet may make a request or requests that Union Bank sell such Student Loans (each, a “Request”). Each Request shall be made by Union Bank or Nelnet, as applicable, giving written notice of the Request to the other party hereto and advising the other party hereto of the sum of the principal balances and interest accrued thereon of the Student Loans to be purchased or sold. Nelnet shall then, after receipt or giving of the Request, provide Union Bank with immediately available funds to satisfy each Request. Nelnet shall use best efforts to make payment within twenty (20) business day of receipt of any Request received by or given by Nelnet. Any sale, transfer or other disposition to Nelnet of Student Loans shall be made free and clear of any liens, security interests or encumbrances of any nature whatsoever, and shall be made in accordance with, and documented by, the Private Loan Sale Agreement attached hereto as Exhibit A. The respective obligation of Nelnet or Union Bank, as applicable, to honor Requests as set forth in this Agreement is irrevocable.

(b) Restrictions on Requests. No Request shall be applicable to (i) any Student Loan featuring a fixed rate of interest unless Union Bank has held the same for at least [*****] months, or (ii) any Student Loan featuring a variable rate of interest unless Union Bank has held the same for at least [*****] months for any calendar month during the term of this Agreement. No Request to purchase given by Union Bank shall involve a portfolio of Student Loans having an aggregate outstanding balance of principal and accrued and unpaid interest less than $[*****] million, except for Requests with respect to Student Loans featuring a fixed rate of interest. Nelnet may not issue a Request for sale or purchase more frequently than once per calendar quarter during the term of this Agreement, other than a Request issued upon termination of this Agreement. Nelnet shall not issue a Request for sale that would result in the aggregate outstanding balance of Student Loans continued to be held by Union Bank following consummation of the sale of Student Loans in accordance with such Request to fall below $[*****] million. Notwithstanding any other provision in this Agreement to the contrary, the parties may, from time to time, mutually agree to modify or adjust the restrictions in this Section 3(b) by written instrument, including but not limited to unexecuted email transmissions confirming agreement to such modification from each party. Student Loans that are current or delinquent as of the proposed date of sale pursuant to a Request shall be included in any such sale. Subject to Section 9 hereof, the restrictions contained in this Section 3(b) shall control over any Request to the contrary. Notwithstanding any provision in this Agreement to the contrary, Union Bank may issue Requests to purchase and Nelnet may issue Requests to sell with respect to any Student Loans which are more than thirty (30) days delinquent, in any frequency or volume.

4.    Representations by Nelnet. Nelnet does hereby covenant, represent and warrant that:

A. This Agreement has been duly authorized, executed, and delivered by Nelnet in compliance with all laws, rules and regulations binding upon, or applicable to Nelnet.

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

B. In entering into this Agreement, Nelnet has relied solely upon the representations, warranties and conditions specified and set forth herein and investigation and due diligence or review conducted by them and their representatives.

5.    Representations by Union Bank. Union Bank does hereby covenant, represent and warrant that:

A.     This Agreement has been duly authorized, executed, and delivered by Union Bank in compliance with all laws, rules and regulations binding upon, or applicable to Union Bank and Trust.

B.    In entering into this Agreement, Union Bank has relied solely upon the representations, warranties and conditions specified and set forth herein and investigation and due diligence or review conducted by them and their representatives.

C.     Each of the Student Loans contains such terms, conditions and provisions as have been previously agreed upon and approved by Nelnet.

6.    Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Union Bank hereby consents to assignment in whole or in part to any affiliate or designee of Nelnet, provided that Nelnet’s obligations hereunder shall continue following any such assignment.

7.    Term.    This Agreement shall commence on the date first set forth above and terminate on the date which is six (6) months after termination of that certain Education Loan Marketing and Referral Agreement between Nelnet Consumer Finance, Inc. and Union Bank.

8.    Maintenance of Trust Account. During the term of this Agreement, Nelnet or its affiliates shall maintain one or more Short Term Federal Investment Trust accounts (the “STFIT Accounts”) with Union Bank acting in its capacity as Trustee for Nelnet or its affiliate, and Nelnet shall place into and maintain in such STFIT Accounts Federal Family Education Loan program Student Loans made and guaranteed in accordance with the Higher Education Act of 1965, as amended, all regulations promulgated thereunder (“FFELP Loans”) having an outstanding aggregate balance of at least $[*****] million. In the event Nelnet breaches its commitment to purchase Student Loans under this Agreement following a Request issued by Union Bank, then Union Bank shall have the option, without the obligation, to (i) require Nelnet to transfer FFELP Loans having an aggregate outstanding balance of approximately $[*****] million from the STFIT Accounts to Union Bank, (ii) transfer Student Loans having an equivalent aggregate outstanding balance into STFIT Accounts, and transfer beneficial ownership of such Student Loans into the STFIT Accounts for Nelnet, and (iii) retain ownership or dispose of the FFELP Loans transferred from the STFIT Accounts as Union Bank deems appropriate in its discretion.

9.    Purchases of Student Loans from Third Party Sellers. Nelnet may give written requests to Union Bank that Union Bank purchase portfolio(s) of private student loans from other non-affiliated lenders or holders of private student loans (each, a “Third Party Seller”) from time to time. In the event of such a request, Union Bank may, at its option, enter into an agreement to purchase such private student loans from the Third Party Seller; Union Bank’s decision as to whether to enter into such agreement shall be subject to Union Bank’s approval of the terms and conditions of such agreement, which approval Union Bank shall not unreasonably withhold, delay or condition. If the purchase price of the private student loans from the Third Party Seller involves a premium in excess of par, Nelnet shall fund such premium as part of the consummation of the purchase; no other premium shall be paid to Union Bank for such private student loans. Private student loans purchased in such manner from a Third Party Seller shall be deemed to be subject to a Request to Purchase such private student loans within twenty (20) days from the date Union Bank acquires title to such private student loans, and all such private student loans shall be required to be purchased by Nelnet under the terms of the Private Loan Sale Agreement, Exhibit A, with the exception that the parties acknowledge that the private student loans being purchased may not have been a result of marketing efforts of Nelnet Consumer Finance, Inc., may have not been originated or serviced by Nelnet Servicing, LLC, and may have not been held by Union Bank for any period of time as otherwise required in the Private Loan Sale Agreement, Exhibit A.

10.    Miscellaneous.

A.    The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement shall not affect the remaining portions hereof, and in case of any invalidity, this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted.

B.    This Agreement, and the rights and obligations of the parties hereunder, shall be governed by an interpreted in accordance with the laws of the State of Nebraska.
The parties hereto submit themselves to the process, jurisdiction and venue of the courts of the State of Nebraska, for the purposes of suit, action or other proceedings arising out of, or relating to, this Agreement.

C.    All agreements, representations and warranties made herein shall survive the purchase of Student Loans hereunder and shall bind the successors and permitted assigns of the parties hereto (including any successors or assigns by merger, consolidation, sale of assets or other transfer of any kind).

D.    This Agreement may be executed in any number of counterparts, and by different parties on separate counter parts, and by different parties on separate counterparts, each of which shall be considered an original, and all of which, taken together, shall constitute the same agreement.

E.    All notices, requests, demands, or other communications required by this Agreement (except a Purchase Request as defined herein, which may be made by telephonic notice) shall be in writing and shall be deemed to have been given if hand delivered or mailed first class certified mail to the following addresses or to such other address of which notice has been given as provided above:

If to Union Bank:

Union Bank and Trust Company
ATTENTION: Brad Crain
4243 Pioneer Woods Drive
Lincoln, NE 68516
Telephone: (402) 323-1783
If to Nelnet:

Nelnet, Inc.
ATTENTION: Jim Kruger
1248 “O” Street, Suite 900
Lincoln, NE 68508
Telephone: (402) 458-2304

F.    Union Bank shall not directly or indirectly market private loans made for the purpose of financing costs of post-secondary education or to refinance or consolidate such loans to any borrower who is an obligor on any Eligible Loan sold to Nelnet pursuant to this Agreement, without the prior written consent of Nelnet. Nelnet shall not directly or indirectly market any such private loans to any borrower who is an obligor on any Eligible Loan not sold to Nelnet pursuant to this Agreement, without the prior written consent of Union Bank. Union Bank shall not sell or transfer any Eligible Loans to any purchaser other than Nelnet during the term of this Agreement, without prior written consent of Nelnet.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranteed Purchase Agreement to be duly executed as of the day and year first above written.

UNION BANK AND TRUST COMPANY /s/ Angie Muhleisen By:Angie Muhleisen President & CEO (Title)	NELNET, INC. /s/ William J. Munn By:William J. Munn Secretary (Title)